EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports Results for the
Second Quarter Ended July 2, 2022
Record Backlog*, Strong Free Cash Flow; Completed Debt Refinancing
SANTA ANA, CALIFORNIA (August 4, 2022) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended July 2, 2022.
Second Quarter 2022 Recap
•Net revenue was $174.2 million
•Net income of $4.1 million, or $0.34 per diluted share
•Adjusted net income of $9.3 million, or $0.76 per diluted share
•Adjusted EBITDA of $24.1 million, or 13.8% of revenue
•Free cash flow of $20.7 million
•Record backlog of $976 million
•Debt refinancing completed after quarter end
“It was another solid quarter for the Company as we move forward in 2022 with commercial aerospace demand leading the way along with another quarter of steady performance in Ducommun's defense business,” said Stephen G. Oswald, chairman, president and chief executive officer. “Quarterly revenue exceeded $170 million for the first time since the onset of the COVID-19 pandemic in March 2020 and rose to $174.2 million, up 9% over Q2 2021. We were delighted to see significant volume return led by commercial aircraft platform sales to Boeing, Airbus and Gulfstream with overall Commercial Aerospace revenue for the Company up over 50% year-over-year. Our adjusted EBITDA of $24.1 million was a strong increase sequentially as well and free cash flow of $20.7 million was also a highlight with free cash flow the strongest performance since the onset of the COVID-19 pandemic.
“In addition, it was the second consecutive quarter of reaching an all-time high in our backlog, which positions Ducommun well moving into the second half of the year. Finally, as we had previously announced after our quarter end, we are very pleased to have completed our debt refinancing with favorable terms.”
Second Quarter Results
Net revenue for the second quarter of 2022 was $174.2 million compared to $160.2 million for the second quarter of 2021. The year-over-year increase of 8.7% was primarily due to the following:
•$19.5 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms, other commercial aerospace platforms, and regional and business aircraft platforms; partially offset by
•$6.3 million lower revenue in the Company’s military and space end-use markets due to lower build rates on military rotary-wing aircraft platforms and various missile platforms, partially offset by higher build rates on other military and space platforms.
Net income for the second quarter of 2022 was $4.1 million, or $0.34 per diluted share, compared to $8.4 million, or $0.69 per diluted share, for the second quarter of 2021. This reflects lower gross profit of $2.1 million and higher restructuring charges of $3.2 million (of which $0.5 million was included in cost of sales).

Gross profit for the second quarter of 2022 was $34.6 million, or 19.9% of revenue, compared to gross profit of $36.8 million, or 23.0% of revenue, for the second quarter of 2021. The decrease in gross profit as a percentage of net revenue year-over-year was primarily due to unfavorable product mix, partially offset by favorable manufacturing volume and lower compensation and benefits costs.
Operating income for the second quarter of 2022 was $7.8 million, or 4.5% of revenue, compared to $13.1 million, or 8.2% of revenue, in the comparable period last year. The year-over-year decrease of $5.3 million was primarily due to lower gross profit and higher restructuring charges. Adjusted operating income for the second quarter of 2022 was $14.2 million, or 8.2% of revenue, compared to $15.0 million, or 9.4% of revenue, in the comparable period last year.
Interest expense for the second quarter of 2022 was $2.7 million compared to $2.9 million in the comparable period of 2021. The year-over-year decrease was due to a lower outstanding debt balance, partially offset by higher interest rates.
Adjusted EBITDA for the second quarter of 2022 was $24.1 million, or 13.8% of revenue, compared to $23.4 million, or 14.6% of revenue, for the comparable period in 2021.
During the second quarter of 2022, the net cash provided by operations was $25.0 million compared to $5.5 million during the second quarter of 2021. The higher cash provided by operations year-over-year was primarily due to higher accounts payable and lower investment in contract assets, partially offset by lower net income.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of July 2, 2022 was $976.5 million compared to $905.2 million as of December 31, 2021. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of July 2, 2022 were $879.4 million compared to $814.1 million as of December 31, 2021.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended July 2, 2022 was $109.7 million, compared to $102.8 million for the second quarter of 2021. The year-over-year increase was primarily due to the following:
•$6.7 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on other commercial aerospace platforms and large aircraft platforms; partially offset by
•$0.6 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military fixed-wing aircraft platforms and various missile platforms, partially offset by higher build rates on other military and space platforms.
Electronic Systems segment operating income for the quarter ended July 2, 2022 was $13.6 million, or 12.4% of revenue, compared to $14.4 million, or 14.0% of revenue, for the comparable quarter in 2021. The year-over-year decrease of $0.8 million was primarily due to unfavorable product mix, partially offset by favorable manufacturing volume.
Structural Systems
Structural Systems segment net revenue for the quarter ended July 2, 2022 was $64.5 million, compared to $57.4 million for the second quarter of 2021. The year-over-year increase was primarily due to the following:
•$12.8 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms; partially offset by
•$5.8 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military rotary-wing aircraft platforms and various missile platforms.
Structural Systems segment operating income for the quarter ended July 2, 2022 was $1.3 million, or 2.0% of revenue, compared to $5.6 million, or 9.7% of revenue, for the comparable quarter in 2021. The year-over-year decrease of $4.3 million was primarily due to unfavorable product mix.

Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2022 were $7.1 million, or 4.1% of total Company revenue, compared to $6.9 million, or 4.3% of total Company revenue, for the comparable quarter in the prior year.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Christopher D. Wampler, the Company’s vice president, chief financial officer, controller and treasurer will be held today, August 4, 2022 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BI07b5603adbc740169f4c44eab1a31be7
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q2 2022 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s future performance and outlook based on current backlog. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the

Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, August 4, 2022, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, Guaymas fire related expenses, insurance recoveries related to business interruption, and inventory purchase accounting adjustments), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, non-GAAP earnings per share, and non-GAAP free cash flow. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
Beginning with the first quarter of 2022, the Company changed its GAAP to non-GAAP operating income reconciliation, GAAP to non-GAAP earnings reconciliation, and GAAP to non-GAAP earnings per share reconciliation to exclude the amortization of acquisition-related intangible assets as it is a non-cash item and a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have estimated useful lives of up to 19 years. Exclusion of this non-cash amortization expense allows for the comparison of operating results that are consistent over time for both the newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies. As such, the Company modified the prior year's presentation for this item to conform with the current year's presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACT:

Suman Mookerji, Vice President, Corporate Development and Investor Relations, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	July 2, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$37,519	$76,316
Accounts receivable, net	84,307	72,261
Contract assets	182,544	176,405
Inventories	164,191	150,938
Production cost of contracts	5,963	8,024
Other current assets	10,302	8,625
Total Current Assets	484,826	492,569
Property and Equipment, Net	105,360	102,419
Operating Lease Right-of-Use Assets	38,134	33,265
Goodwill	203,407	203,694
Intangibles, Net	134,478	141,764
Other Assets	12,843	5,024
Total Assets	$979,048	$978,735
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$83,161	$66,059
Contract liabilities	36,721	42,077
Accrued and other liabilities	39,647	41,291
Operating lease liabilities	7,175	6,133
Current portion of long-term debt	7,000	7,000
Total Current Liabilities	173,704	162,560
Long-Term Debt, Less Current Portion	246,074	279,384
Non-Current Operating Lease Liabilities	32,391	28,074
Deferred Income Taxes	16,967	18,727
Other Long-Term Liabilities	13,367	15,388
Total Liabilities	482,503	504,133
Commitments and Contingencies
Shareholders’ Equity
Common Stock	121	119
Additional Paid-In Capital	106,301	104,253
Retained Earnings	389,509	377,263
Accumulated Other Comprehensive Income (Loss)	614	(7,033)
Total Shareholders’ Equity	496,545	474,602
Total Liabilities and Shareholders’ Equity	$979,048	$978,735

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net Revenues	$174,198	$160,192	$337,679	$317,343
Cost of Sales	139,556	123,410	270,562	247,461
Gross Profit	34,642	36,782	67,117	69,882
Selling, General and Administrative Expenses	24,185	23,690	47,537	46,180
Restructuring Charges	2,703	—	2,703	—
Operating Income	7,754	13,092	16,877	23,702
Interest Expense	(2,656)	(2,857)	(5,058)	(5,663)
Other Income	—	—	3,000	—
Income Before Taxes	5,098	10,235	14,819	18,039
Income Tax Expense	951	1,812	2,573	2,921
Net Income	$4,147	$8,423	$12,246	$15,118
Earnings Per Share
Basic earnings per share	$0.34	$0.71	$1.02	$1.28
Diluted earnings per share	$0.34	$0.69	$0.99	$1.23
Weighted-Average Number of Common Shares Outstanding
Basic	12,070	11,878	12,029	11,834
Diluted	12,333	12,248	12,337	12,248

Gross Profit %	19.9%	23.0%	19.9%	22.0%
SG&A %	13.9%	14.8%	14.1%	14.5%
Operating Income %	4.5%	8.2%	5.0%	7.5%
Net Income %	2.4%	5.3%	3.6%	4.8%
Effective Tax Rate	18.7%	17.7%	17.4%	16.2%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Six Months Ended
	% Change	July 2, 2022	July 3, 2021	% of Net Revenues 2022	% of Net Revenues 2021	% Change	July 2, 2022	July 3, 2021	% of Net Revenues 2022	% of Net Revenues 2021
Net Revenues
Electronic Systems	6.7%	$109,732	$102,797	63.0%	64.2%	2.6%	$207,198	$201,901	61.4%	63.6%
Structural Systems	12.3%	64,466	57,395	37.0%	35.8%	13.0%	130,481	115,442	38.6%	36.4%
Total Net Revenues	8.7%	$174,198	$160,192	100.0%	100.0%	6.4%	$337,679	$317,343	100.0%	100.0%
Segment Operating Income
Electronic Systems		$13,610	$14,375	12.4%	14.0%		$23,021	$26,866	11.1%	13.3%
Structural Systems		1,265	5,592	2.0%	9.7%		6,152	10,720	4.7%	9.3%
		14,875	19,967				29,173	37,586
Corporate General and Administrative Expenses(1)		(7,121)	(6,875)	(4.1)%	(4.3)%		(12,296)	(13,884)	(3.6)%	(4.4)%
Total Operating Income		$7,754	$13,092	4.5%	8.2%		$16,877	$23,702	5.0%	7.5%
Adjusted EBITDA
Electronic Systems
Operating Income		$13,610	$14,375				$23,021	$26,866
Depreciation and Amortization		3,484	3,426				6,990	6,849
Restructuring Charges		1,284	—				1,284	—
		18,378	17,801	16.7%	17.3%		31,295	33,715	15.1%	16.7%
Structural Systems
Operating Income		1,265	5,592				6,152	10,720
Depreciation and Amortization		4,356	3,501				8,559	6,941
Restructuring Charges		1,947	—				1,947	—
Guaymas fire related expenses		998	692				1,955	1,167
Inventory Purchase Accounting Adjustments		637	—				1,274	—
		9,203	9,785	14.3%	17.0%		19,887	18,828	15.2%	16.3%
Corporate General and Administrative Expenses(1)
Operating loss		(7,121)	(6,875)				(12,296)	(13,884)
Depreciation and Amortization		58	59				117	118
Stock-Based Compensation Expense(2)		3,600	2,609				5,190	5,742
		(3,463)	(4,207)				(6,989)	(8,024)
Adjusted EBITDA		$24,118	$23,379	13.8%	14.6%		$44,193	$44,519	13.1%	14.0%
Capital Expenditures
Electronic Systems		$2,943	$1,277				$4,639	$1,901
Structural Systems		2,486	2,567				5,858	4,556
Corporate Administration		—	—				—	—
Total Capital Expenditures		$5,429	$3,844				$10,497	$6,457
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)Both three and six months ended July 2, 2022 included $0.5 million of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
GAAP To Non-GAAP Operating Income	July 2, 2022	July 3, 2021	% of Net Revenues 2022	% of Net Revenues 2021	July 2, 2022	July 3, 2021	% of Net Revenues 2022	% of Net Revenues 2021
GAAP Operating income	$7,754	$13,092			$16,877	$23,702

GAAP Operating income - Electronic Systems	$13,610	$14,375			$23,021	$26,866
Adjustment:
Restructuring charges	1,284	—			1,284	—
Amortization of acquisition-related intangible assets	373	373			746	746
Adjusted operating income - Electronic Systems	15,267	14,748	13.9%	14.3%	25,051	27,612	12.1%	13.7%

GAAP Operating income - Structural Systems	1,265	5,592			6,152	10,720
Adjustment:
Restructuring charges	1,947	—			1,947	—
Guaymas fire related expenses	998	692			1,955	1,167
Inventory purchase accounting adjustments	637	—			1,274	—
Amortization of acquisition-related intangible assets	1,237	833			2,483	1,666
Adjusted operating income - Structural Systems	6,084	7,117	9.4%	12.4%	13,811	13,553	10.6%	11.7%

GAAP Operating loss - Corporate	(7,121)	(6,875)			(12,296)	(13,884)
Adjusted operating loss - Corporate	(7,121)	(6,875)			(12,296)	(13,884)
Total adjustments	6,476	1,898			9,689	3,579
Adjusted operating income	$14,230	$14,990	8.2%	9.4%	$26,566	$27,281	7.9%	8.6%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Earnings	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP Net income	$4,147	$8,423	$12,246	$15,118
Adjustments:
Restructuring charges (1)	2,585	—	2,585	—
Guaymas fire related expenses (1)	798	554	1,564	934
Insurance recoveries related to business interruption (1)	—	—	(2,400)	—
Inventory purchase accounting adjustments (1)	510	—	1,019	—
Amortization of acquisition-related intangible assets (1)	1,288	965	2,583	1,930
Total adjustments	5,181	1,519	5,351	2,864
Adjusted net income	$9,328	$9,942	$17,597	$17,982

	Three Months Ended		Six Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP Diluted earnings per share (“EPS”)	$0.34	$0.69	$0.99	$1.23
Adjustments:
Restructuring charges (1)	0.21	—	0.21	—
Guaymas fire related expenses (1)	0.07	0.04	0.13	0.08
Insurance recoveries related to business interruption (1)	—	—	(0.19)	—
Inventory purchase accounting adjustments (1)	0.04	—	0.08	—
Amortization of acquisition-related intangible assets (1)	0.10	0.08	0.21	0.16
Total adjustments	0.42	0.12	0.44	0.24
Adjusted diluted EPS	$0.76	$0.81	$1.43	$1.47

Shares used for adjusted diluted EPS	12,333	12,248	12,337	12,248
(1) Includes effective tax rate of 20.0% for both 2022 and 2021 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP FREE CASH FLOW
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP Cash flow provided by (used in) operating activities	$24,969	$5,537	$6,118	$(17,818)
Adjustment:
Purchases of property and equipment	(4,243)	(2,825)	(9,068)	(7,367)
Non-GAAP Free (negative free) cash flow	$20,726	$2,712	$(2,950)	$(25,185)

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	July 2, 2022	December 31, 2021
Consolidated Ducommun
Military and space	$493,920	$520,278
Commercial aerospace	419,183	333,107
Industrial	63,359	51,802
Total	$976,462	$905,187
Electronic Systems
Military and space	$387,284	$400,002
Commercial aerospace	89,632	56,810
Industrial	63,359	51,802
Total	$540,275	$508,614
Structural Systems
Military and space	$106,636	$120,276
Commercial aerospace	329,551	276,297
Total	$436,187	$396,573
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of July 2, 2022 was $976.5 million compared to $905.2 million as of December 31, 2021. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of July 2, 2022 were $879.4 million compared to $814.1 million as of December 31, 2021.